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                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date:  February 12, 2009





                      CITIBANK, N.A.



                      By:  /s/ Riqueza V. Feaster
                         --------------------------------------------
                           Name:  Riqueza V. Feaster
                           Title: Assistant Secretary


                      CITICORP HOLDINGS INC.



                      By:  /s/ Riqueza V. Feaster
                         --------------------------------------------
                           Name:  Riqueza V. Feaster
                           Title: Assistant Secretary


                      CITIGROUP INC.



                      By:  /s/ Riqueza V. Feaster
                         --------------------------------------------
                           Name:   Riqueza V. Feaster
                           Title:  Assistant Secretary